Exhibit 99.1

Data Storage Corporation Reports Record Revenue of $25 Million and
Achieves Profitability for the 2023 Fiscal Year

MELVILLE, N.Y., March 28, 2024 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today provided a business update and reported financial results for the year ended December 31, 2023.

Chuck Piluso, CEO of Data Storage Corporation, stated, “We are proud to report record revenue of $25.0 million for the 2023 fiscal year which we believe is a direct result of the strategic growth initiatives we implemented throughout the year. Through our innovative marketing programs and highly attended events, we had continued success in securing one time equipment sales, however, our primary emphasis has been on our recurring subscription based services, which increased 17% over the prior year. Notably, gross profit grew 18.5% with gross profit margin increasing to 38.4% in 2023 from 33.9% in 2022—validating that our strategies are working. Importantly, we achieved profitability for the 2023 fiscal year and anticipate that as our revenue continues to grow, we will witness continued improvement in both our margins and overall profitability in 2024 and beyond.”

“We are witnessing strong contract momentum as evidenced by the several contract announcements made throughout the year. Specifically, we secured contracts with new clients as well as expanded relationships with existing clients, which we believe demonstrates our ability to meet the evolving needs of our clients. Furthermore, our newly implemented sales and marketing program is proving effective and strategically complements our Major Accounts Program, where we are capitalizing on the vast opportunities for upselling and cross-selling of our products and services.”

“We believe that by executing and advancing our growth strategies, including the CloudFirst and Flagship merger, as well as expanding distribution channels, enhancing digital and direct marketing efforts, refining lead generation processes, and investigating strategic M&A prospects, we can sustainably boost revenue and optimize long-term profitability. At the same time, we have preserved a strong balance with over $12.7 million in cash and marketable securities as of December 31, 2023. Overall, we believe we are at an inflection point where we are well positioned to further establish our leadership and capitalize on the vast and growing multibillion-dollar market opportunities our services address within the disaster-recovery, cloud infrastructure, cyber-security, and IT markets.”

Conference Call

The Company plans to host a conference call at 11:00 am ET today, to discuss the Company’s financial results for the 2023 fiscal year ended December 31, 2023, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-451-6152 for U.S. callers or for international callers +1-201-389-0879. A webcast of the call may be accessed at  https://viavid.webcasts.com/starthere.jsp?ei=1654217&tp_key=1962ffb408, or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through March 28, 2025. A telephone replay of the call will be available approximately three hours following the call, through April 4, 2024, and can be accessed by dialing 844-512-2921 for U.S. callers or + 1-412-317-6671 for international callers and entering conference ID: 13744138.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) is a family of fully integrated cloud-hosting, disaster-recovery, cyber security, and voice & data companies, built around technical asset investments in multiple regions, providing services to a broad range of domestic and global customers, including Fortune 500 clients, across a wide range of industries, such as government, education, and healthcare, with a focus on the rapidly growing, multi-billion-dollar business continuity market. A stable and emerging growth leader in cloud infrastructure support, DTST companies operate regional data center facilities across North America, sustainably servicing clients via recurring subscription agreements. Additional information about the Company is available at: www.dtst.com and on Twitter (@DataStorageCorp).

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward looking statements in this press release include statements such as reporting record revenue of $25.0 million for the 2023 fiscal year being a direct result of the strategic growth initiatives the Company implemented throughout the year, witnessing continued improvement in both the Company’s margins and overall profitability in 2024 and beyond as revenue continues to grow, capitalizing on the vast opportunities for upselling and cross-selling of the Company’s products and services, sustainably boosting revenue and optimizing long-term profitability by executing and advancing the Company’s growth strategies, including the CloudFirst and Flagship merger, as well as expanding distribution channels, enhancing digital and direct marketing efforts, refining lead generation processes, and investigating strategic M&A prospects and being at an inflection point where the Company is well positioned to further establish its leadership and capitalize on the vast and growing multibillion-dollar market opportunities its services address within the disaster-recovery, cloud infrastructure, cyber-security, and IT markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to continue to grow its subscription-based services and the Company’s ability to execute and advance its growth strategies. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

[Tables to Follow]

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$1,428,730	$2,286,722
Accounts receivable (less allowance for credit losses of $7,915 and $27,250 in 2023 and 2022, respectively)	1,259,972	3,502,836
Marketable securities	11,318,196	9,010,968
Prepaid expenses and other current assets	513,175	584,666
Total Current Assets	14,520,073	15,385,192

Property and Equipment:
Property and equipment	7,838,225	7,168,488
Less—Accumulated depreciation	(5,105,451)	(4,956,698)
Net Property and Equipment	2,732,774	2,211,790

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	62,981	226,501
Other assets	48,436	48,437
Intangible assets, net	1,698,084	1,975,644
Total Other Assets	6,048,172	6,489,253

Total Assets	$23,301,019	$24,086,235

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$2,608,938	$3,207,577
Deferred revenue	336,201	281,060
Finance leases payable	263,600	359,868
Finance leases payable related party	235,944	520,623
Operating lease liabilities short term	63,983	160,657
Total Current Liabilities	3,508,666	4,529,785

Operating lease liabilities	—	71,772
Finance leases payable	17,641	281,242
Finance leases payable related party	20,297	256,241
Total Long-Term Liabilities	37,938	609,255

Total Liabilities	3,546,604	5,139,040

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, Series A par value $.001; 10,000,000 shares authorized;0 shares issued and outstanding in 2023 and 2022	—	—
Common stock, par value $.001; 250,000,000 shares authorized; 6,880,460 and 6,822,127 shares issued and outstanding in 2023 and 2022, respectively	6,881	6,822
Additional paid in capital	39,490,285	38,982,440
Accumulated deficit	(19,505,803)	(19,887,378)
Total Data Storage Corp Stockholders’ Equity	19,991,363	19,101,884
Non-controlling interest in consolidated subsidiary	(236,948)	(154,689)
Total Stockholder’s Equity	19,754,415	18,947,195
Total Liabilities and Stockholders’ Equity	$23,301,019	$24,086,235

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022

Sales	$24,959,576	$23,870,837

Cost of sales	15,383,251	15,787,544

Gross Profit	9,576,325	8,083,293

Impairment of goodwill	—	2,322,000
Selling, general and administrative	9,744,736	9,837,308

Loss from Operations	(168,411)	(4,076,015)

Other Income (Expense)
Interest income	542,229	10,969
Interest expense	(74,502)	(141,056)
Impairment of deferred offering costs and financing costs associated with canceled financing efforts	—	(127,343)
Other expense	—	(75,418)
Total Other Income (Expense)	467,727	(332,848)

Income (Loss) before provision for income taxes	299,316	(4,408,863)

Provision from (Benefit from) income taxes	—	—

Net Income (Loss)	299,316	(4,408,863)

Loss in Non-controlling interest in consolidated subsidiary	82,259	52,061

Net Income (Loss) Attributable to Common Stockholders	$381,575	$(4,356,802)

Earnings (loss) per Share – Basic	$0.06	$(0.64)
Earnings (loss) per Share – Diluted	$0.05	$(0.64)
Weighted Average Number of Shares – Basic	6,841,094	6,775,140
Weighted Average Number of Shares – Diluted	7,215,069	6,775,140

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$299,316	$(4,408,863)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,301,594	1,225,911
Stock based compensation	506,205	734,479
Impairment of deferred offering costs and financing costs associated with canceled financing efforts	—	127,343
Impairment of goodwill	—	2,322,000
Changes in Assets and Liabilities:
Accounts receivable	2,242,864	(1,118,469)
Other assets	—	54,788
Prepaid expenses and other current assets	71,491	(48,265)
Right of use asset	163,520	195,817
Accounts payable and accrued expenses	(598,638)	1,864,188
Deferred revenue	55,141	(85,799)
Operating lease liability	(168,446)	(199,329)
Net Cash Provided by Operating Activities	3,873,047	663,801
Cash Flows from Investing Activities:
Capital expenditures	(1,545,017)	(127,257)
Purchase of marketable securities	(2,307,228)	(9,010,968)
Net Cash Used in Investing Activities	(3,852,245)	(9,138,225)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(520,624)	(867,741)
Repayments of finance lease obligations	(359,869)	(386,509)
Payments for deferred offering costs	—	(127,341)
Cash received for the exercise of stock options	1,699	6,934
Net Cash Used in Financing Activities	(878,794)	(1,374,657)

Decrease in Cash and Cash Equivalents	(857,992)	(9,849,081)

Cash and Cash Equivalents, Beginning of Period	2,286,722	12,135,803

Cash and Cash Equivalents, End of Period	$1,428,730	$2,286,722
Supplemental Disclosures:
Cash paid for interest	$65,057	$127,871
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Assets acquired by finance lease	$—	$1,094,051